Exhibit 32.1

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

     I, Barry S. Sternlicht, the Chief Executive Officer of Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”), certify that (i) the Form 10-Q for the quarter ended September 30, 2003 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Starwood.

/s/ Barry S. Sternlicht
Barry S. Sternlicht
Chief Executive Officer
Starwood Hotels & Resorts Worldwide, Inc.

November 3, 2003